Exhibit 10.11

CEN BIOTECH, INC.
2021 EQUITY COMPENSATION PLAN

RESTRICTED STOCK AGREEMENT

AGREEMENT, dated as of April 2, 2021, between CEN Biotech, Inc. (the “Company”), and Alex Tarrabain (the “Participant”).

W I T N E S S E T H:

WHEREAS, as of April 2, 2021, the Company adopted the CEN Biotech, Inc. 2021 Equity Compensation Plan (the “Plan”), which Plan authorizes, among other things, the grant of restricted shares of the Company’s common stock (“Common Stock”), to directors, officers and employees of the Company and to other individuals; and

WHEREAS, the Company’s Board or the Compensation Committee, as applicable, as administrator of the Plan, has determined that it would be in the best interests of the Company to grant the shares of Restricted Stock documented herein.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1     Definitions. Capitalized terms not defined in this Agreement shall have the meaning ascribed to such terms in the Plan.

2     Grant of Restricted Shares. Subject to the terms and conditions of the Plan and as set forth herein, the Company hereby grants to the Participant, as of date hereof, 300,000 shares of Restricted Stock (the “Restricted Stock”).

3     Vesting. Subject to such further limitations as are provided herein, the Restricted Stock shall vest as follows; (1) immediate vesting of 300,000 shares on the Grant Date (the “Initial Vesting Date”); and (2) the balance of _0_ shares shall vest over a three (3) year period with one-thirty-sixth (1/36th) or _0_ of the number of shares vesting on the one (1) month anniversary of the Grant Date and an additional one-thirty-sixth (1/36th) or _0_ of the number of shares vesting at the end of each one (1) month anniversary thereafter (each a “Vesting Date”), provided that you continue to be an employee of the Company in good standing, as of the applicable Vesting Date, such that one hundred percent (100%) of the shares of the Restricted Stock will have vested on the third (3rd) anniversary of the Grant Date. Notwithstanding the foregoing, the Restricted Shares shall become immediately vested upon a Change of Control.

4     Termination of Employment.

(a) Except as may otherwise be provided in any employment agreement between the Company and the Participant, if the Participant does not remain employed by the Company through the Vesting Date set forth in Section 3, all shares of Restricted Stock not vested as of the date the Participant is no longer employed by the Company will be forfeited (the “Forfeited Shares”), the Participant shall not have any rights to any of the Forfeited Shares and any stock certificates then held by the Participant representing the Forfeited Shares shall be cancelled and voided.

(b)     In the event the Participant’s employment with the Company shall terminate (other than on account of death or Disability) prior to the end of the Restriction Period, or any other event causing the forfeiture of the Restricted Stock prior to a Vesting Date, the Participant shall be obligated immediately to redeliver to the Company any stock certificates representing the Forfeited Shares. No payment by the Company will be due to the Participant for the Forfeited Shares.

5     Certificate Legend. The share certificate evidencing the Restricted Stock issued hereunder shall be endorsed with the following legend.

THE RESTRICTED STOCK REPRESENTED BY THIS CERTIFICATE HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933 AS AMENDED.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS FOUR (4) MONTHS AND ONE (1) DAY AFTER THE LATER OF (i) THE DATE OF ISSUANCE, AND (ii) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY OF CANADA.

THE RESTRICTED STOCK REPRESENTED HEREBY IS SUBJECT TO A RESTRICTION ON TRANSFER PURSUANT TO THE PROVISIONS OF AN AGREEMENT BETWEEN THE COMPANY AND THE HOLDER OF SUCH RESTRICTED STOCK, AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE TERMS OF SUCH AGREEMENT.

6     Removal of Certificate Legend. After the completion of the Restriction Period, the Participant shall be entitled to have the legend required by Section 5 of this Agreement removed from the applicable stock certificates for the shares of Restricted Stock that have not been forfeited; provided, however, that the first paragraph of such certificate legend shall not be removed unless the shares are in fact registered under the Securities Act or the Company is satisfied that registration is not required thereunder, in its sole discretion

7     Non−Transferability of Restricted Stock. The Restricted Stock shall not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of during the Restriction Period.

8     Company’s Option to Repurchase on Termination of Employment.

(a)     Subject to the sole and absolute discretion of the Board, if the Participant’s employment with the Company terminates for any reason, then the Company has the right and option (but not the obligation), exercisable by written notice within ninety (90) days of such termination event, to purchase all of the vested Restricted Stock held by the Participant or his estate or personal representatives, and if such option is exercised, the Participant (and his estate and personal representatives) shall be obligated to sell such vested Restricted Stock to the Company, at a price per share equal to the Fair Market Value thereof, determined as of the end of the month immediately preceding the date of the termination event.

(b)     During such ninety (90)-day exercise period, no transfer of the Restricted Stock may be made by the Participant or his estate or personal representatives. If the Company does not elect to exercise its purchase rights, then following the exercise period and expiration of the Company’s purchase rights, all vested Restricted Stock held by the Participant (or his estate or personal representatives) shall continue to be held subject to this Agreement and to all restrictions of applicable federal and state securities laws and the Participant (or his estate or personal representatives, if applicable) may transfer such vested Restricted Stock.

(c)     If the Company has exercised its option pursuant to this Section 8, such purchase shall occur at a closing held on a date specified in the Company’s notice to the Participant, which date shall be within thirty (30) days of the Company’s written notice of its exercise of the repurchase option, at which time the Participant (or his estate or personal representatives), shall deliver to the Company the applicable Restricted Stock (with stock certificates and stock powers therefor endorsed in blank), free and clear of all liens, claims and encumbrances whatsoever, other than this Agreement, and the Company shall deliver a check in payment for the purchase price for the vested Restricted Stock.

9     Sale of Entire Stock of the Company. If the Board, in its sole and absolute discretion, or the holders of more than fifty percent (50%) of the shares of Common Stock of the Company accept a bona-fide offer received from a third party unaffiliated with the Company (including an offer which is the result of a solicitation by the Company or such Common Stock holders) for the sale of all or substantially all of the Common Stock of the Company, then the Participant agrees to and shall sell all of the vested Restricted Stock held by the Participant to the third party purchaser at the same price and terms as to be received solely in respect of share purchase price by the other holders of Common Stock of the Company (which price shall exclude the value of any payments or benefits received by any other shareholder pursuant to any employment, management, consulting, non-competition, severance, restrictive covenant or similar agreement, or any securities or options or warrants or rights to subscribe to securities, payable or granted as compensation or incentives for services rendered or to be rendered). The Participant shall also tender the Restricted Stock (together with stock certificates and stock powers therefor endorsed in blank), free and clear of all liens, claims and encumbrances other than this Agreement, and execute and deliver such other instruments and documents so as to implement the approved sale of capital stock of the Company.

10     Market Stand-Off Agreement. The Participant shall not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock of the Company held by Participant, including the Restricted Stock (the “Restricted Securities”), for a period of time specified by the managing underwriter(s) (approximately one hundred eighty (180) days) following the effective date of a registration statement of the Company filed under the Securities Act or of a prospectus of the Company filed under applicable Canadian securities laws. The Participant agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the managing underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Participant’s Restricted Securities until the end of such period. The underwriters of the Company’s stock are intended third party beneficiaries of this Section 10 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

11     No Special Employment Rights. The granting of the Restricted Stock shall not be construed to confer upon the Participant any right with respect to the continuation of his or her employment by the Company (or any subsidiary of the Company) or interfere in any way with the right of the Company (or any subsidiary of the Company), subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Participant from the rate in existence as of the date hereof.

12     Tax Consequences.

(a) All tax consequences under any applicable law which may arise from the grant of the Restricted Stock, the sale or disposition of any shares granted hereunder or from any other action of the Participant in connection with the foregoing shall be borne and paid solely by the Participant, and the Participant shall indemnify the Company, and shall hold it harmless against and from any liability for any such tax or penalty, interest or indexation thereon. The Participant agrees to, and undertakes to comply with, any ruling, settlement, closing agreement or other similar agreement or arrangement with any tax authority in connection with the foregoing which is approved by the Company. The Participant is advised to consult with a tax advisor with respect to the tax consequences of receiving the Restricted Stock. The Company does not assume any responsibility to advise the Participant on such matters, which shall remain solely the responsibility of the Participant.

(b)  The Participant shall notify the Company in writing promptly and in any event within ten (10) days after the date on which the Participant first obtains knowledge of any tax bureau inquiry, audit, assertion, determination, investigation, or question relating in any manner to the Restricted Stock granted or received hereunder and shall continuously inform the Company of any developments, proceedings, discussions and negotiations relating to such matter, and shall allow the Company and its representatives to participate in any proceedings and discussions concerning such matters. Upon request, the Participant shall provide to the Company any information or document relating to any matter described in the preceding sentence, which the Company, in its discretion, requires.

13     Investment Representations. In connection with the receipt of the Restricted Stock, the Participant represents to the Company the following:

(a)  The Participant is receiving these securities for investment for his or her own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act and applicable Canadian securities laws.

(b)  The Participant understands that the securities have not been registered under the Securities Act and that no prospectus has been filed by the Company with any securities commission or similar regulatory authority in any Canadian jurisdiction in connection with the issuance of the Restricted Stock.

(c)  The Participant further acknowledges and understands that the securities must be held indefinitely unless (i) they are subsequently registered under the Securities Act, (ii) the Company becomes a reporting issuer in any Canadian jurisdiction, or (iii) an exemption from registration under the Securities Act or an exemption from the registration and prospectus requirements of applicable Canadian securities laws is available.  The Participant further acknowledges and understands that the Company is under no obligation to register the securities under the Securities Act or to file a prospectus under applicable Canadian Securities laws.  The Participant understands that the certificate evidencing the securities will be imprinted with a legend which prohibits the transfer of the securities unless (i) they are registered under the Securities Act or such registration is not required in the opinion of counsel satisfactory to the Company or (ii) unless the Company becomes a reporting issuer in any Canadian jurisdiction.

14     Rights of Stockholder. Except with regard to restrictions on selling, assigning, transferring, pledging, hypothecating, encumbering or otherwise disposing the Restricted Stock, the Participant will generally have all rights of a shareholder of the Company with respect to the shares of Restricted Stock from the Grant Date until forfeiture, if any, pursuant to Section 4, including, without limitation, the right to receive dividends with respect to such Restricted Stock and the right to vote such Restricted Stock, subject to any restrictions in this Agreement or in the Plan.

15     Amendment. Subject to the terms and conditions of the Plan, the Committee may amend this Agreement with the consent of the Participant when and subject to such conditions as are deemed to be in the best interests of the Company and in accordance with the purposes of the Plan.

16     Notices. Any communication or notice required or permitted to be given hereunder shall be in writing, and, if to the Company, to its principal place of business, attention: Secretary, and, if to the Participant, to the address as appearing on the records of the Company. Such communication or notice shall be deemed given if and when (a) properly addressed and posted by registered or certified mail, postage prepaid, or (b) delivered by hand.

17     Incorporation of Plan by Reference. The shares of Restricted Stock are granted pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and the Restricted Stock shall in all respects be interpreted in accordance with the Plan. In the event of any inconsistency between the Plan and this Agreement, the Plan shall govern. The Board or the Committee, whichever shall then have authority to administer the Plan, shall interpret and construe the Plan and this Agreement, and their interpretations and determinations shall be conclusive and binding upon the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder.

18     Acknowledgement. The Participant acknowledges receipt of the copy of the Plan attached hereto as Exhibit A.

19     Governing Law. The validity, construction and interpretation of this Agreement shall be governed by and determined in accordance with the laws of the State of New York.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date above written.

CEN BIOTECH, INC.

By:	/s/ Bahige “Bill” Chaaban
Name: Bahige “Bill” Chaaban
Title: President and Interim CEO

PARTICIPANT:

/s/ Alex Tarrabain
Name: Alex Tarrabain

Exhibit A

2021 Equity Compensation Plan